Prospectus Supplement (To Prospectus dated June 20, 2019)	Filed pursuant to Rule 424(b)(5) Registration No. 333-231812

CLPS INCORPORATION

2,666,666 Common Shares

We are offering 2,666,666 shares of our common stock, $0.0001 par value per share, directly to the investors in this offering at a price of $6.00 per share pursuant to this prospectus supplement and the accompanying prospectus. In a concurrent private placement, we are also selling to investors warrants to purchase an aggregate of up to 2,666,666 shares of our common stock. The investor warrants will be exercisable beginning on March 3, 2021, at an exercise price of $6.00 per share, and will expire on September 3, 2026 (the date that is five years and six months after the date of issuance). The warrants and the common shares issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The warrants and the common shares issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. We have agreed that, on or prior to April 2, 2021, we will file a registration statement on Form F-3, or such other form as may then be available to us, providing for the resale by the investors of the shares issuable upon the exercise of the warrants.

For a more detailed description of the common shares, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-14.

Our common shares are currently traded on the Nasdaq Stock Market under the symbol “CLPS.” On March 1, 2021, the closing sale price of our common shares was $4.71 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $56,326,830 based on 16,357,429 outstanding common shares, of which 5,196,202 shares are held by non-affiliates, and a per share price of $10.84 which was the last reported price on the Nasdaq Stock Market of our common shares on February 17, 2021. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 month calendar period that ends on and includes the date of this prospectus supplement.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with this offering to use its “commercially reasonable best efforts” to solicit offers to purchase shares of our common shares and the warrants. The placement agent is not purchasing or selling any of our common shares offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offer Price	$6.00	$15,999,996
Placement Agent’s Fee(1)	$0.42	1,120,000
Proceeds, before expenses, to us	$5.58	14,879,996

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(1)      We have also agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel which shall be limited to, in the aggregate, $45,000. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-16 of this prospectus supplement.

We expect that delivery of the common shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 3, 2021.

MAXIM GROUP LLC

The date of this prospectus supplement is February 28, 2021

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 29, 2019, we filed with the SEC a registration statement on Form F-3, as amended on June 14, 2018 (File No. 333-231812) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 20, 2019. Under this shelf registration process, we may, from time to time, sell up to $40 million in the aggregate of common shares, shares of preferred stock, debt securities, warrants, subscription rights and units, of which approximately $24 million will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “CLPS,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to CLPS Incorporation., a Cayman Islands exempt company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus supplement and those discussed in Item 5, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward- looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and 6-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

Overview

We are a global information technology (“IT”), consulting and solutions service provider focused on delivering services to global institutions in banking, insurance and financial sectors, both in China and globally. For more than ten years, we have served as an IT solutions provider to a growing network of clients in the global financial industry, including large financial institutions in the US, Europe, Australia, Southeast Asia, and Hong Kong and their PRC-based IT centers.

CLPS Incorporation was incorporated under the laws of the Cayman Islands on May 11, 2017. Since our inception, we have aimed to build one of the largest sales and service delivery platforms for IT services and solutions in China. The nature of our services is such that we provide a majority of services to our banking and credit card clients in order to build new or modify existing clients’ own proprietary systems. We are fully committed of providing digital transformation services with focused on financial and technology in the banking, wealth management, e-commerce, and automotive industries, among others, through the utilization of innovative technology to achieve our client’s goals. We maintain 18 delivery and/or R&D centers, of which ten are located in Mainland China (Shanghai, Beijing, Dalian, Tianjin, Baoding Chengdu, Guangzhou, Shenzhen, Hangzhou, and Suzhou) and eight are located globally (Hong Kong SAR, USA, UK, Japan, Singapore, Malaysia, Australia, and India. By combining onsite (when we send our team to our client) or onshore (when we send our team to client’s overseas location) support and consulting with scalable and high-efficiency offsite (when we send our team to a location other than client’s location) or offshore (when we send our team to a location that is other than a client’s location overseas) services and processing, we are able to meet client demands in a cost-effective manner while retaining significant operational flexibility. By serving both Chinese and global clients on a common platform, we are able to leverage the shared resources, management, industry expertise and technological know-how to attract new business and remain cost competitive..

On May 2020, we relocated our principal executive office to Unit 702, 7th Floor, Millennium City II, 378 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong SAR from 2nd Floor, Building 18, Shanghai Pudong Software Park, 498 Guoshoujing Road, Pudong District, Shanghai, PRC. Our telephone number is (852)3707-3600. Our website is as follows www.clpsglobal.com.

Our Products

Banking

Providing professional IT consulting and solutions for the banking industry is one of the traditional competitive advantages of CLPS. With more than 15 years of experience in helping leading global banks to implement banking systems, CLPS is committed to innovating and optimizing traditional banking system by utilizing cutting-edge fintech technology to enable institutions embrace banking.

CLPS has formed strategic partnerships with several global financial MNCs to provide banking IT services, help leading global banks to implement banking system and to enable them to test and enhance multiple functions such as loans, saving, deposit, general ledger, account management, anti-money-laundering, risk control and credit card system. Whether traditional or online banking, CLPS has a wide array of business modules at its disposal.

Credit Card Area

Most of the global credit card issuers maintain branches and supporting technical infrastructure in China. The development, testing, support and maintenance of these platforms require in-depth understanding and knowledge of business processes supported by IT. There is a significant demand for such IT consulting services among large-scale credit card platforms because many of such institutions experience shortage of qualified personnel and resources. We offer more than ten years of experience in IT consulting services across key credit card business areas, including credit card applications, account setup, authorization and activation, settlement, collection, promotion, point system, anti-fraud, statement, reporting and risk management. In the past years, we have successfully helped our China and global clients manage their credit card IT systems such as VisionPLUS. We offer expertise in customizing these credit card tools and platforms to suit a variety of business models. Our highly experienced team possesses the requisite expertise in providing service in the credit card area. The IT consulting professional teams provides service in the credit card area from Shanghai, Dalian and Hong Kong. We offer this experience and expertise in various currencies, across different geographical regions, including, but not limited to China, Singapore, UK, Philippines, Indonesia, and Latin America. In addition, we have developed a series of credit card solutions in order to meet the needs of our clients better.

Core Banking Area

We are one of China’s largest core banking system services providers for global banks. Most global banks establish their IT development centers and gradually expand their business in China. Those banks require significant core banking IT services. We offer more than ten years of experience in providing leading global banks with the support and expertise needed to implement their core banking system, including business analysis, system design, development, testing services, system maintenance, and global operation support. We provide services across multiple functions including loans, deposit, general ledger, wealth management, debit card, anti-money-laundering, statement and reporting, and risk management. We also provide architecture consulting services for core banking systems and online and mobile banking. We successfully transformed the centralized core banking system for one of our US-based clients to a service-oriented architecture and integrated it into a global unified version, which successfully satisfied its business needs in various markets. In addition, we engage the cloud-native solution of core banking system with micro services architecture, which can serve both Chinese and global banks to meet the ever-changing demands of the market with high flexibility, high scalability, high reliability and multichannel connectivity.

Wealth Management

In this prospectus, “wealth management” refers to the segments of financial industry except banking, including but not limited to investment banking, funds, insurance, securities, futures, clearing, consumer financing, online financing, and supply chain financing. CLPS has in-depth industry knowledge and solutions in the field of wealth management, and constantly develops and innovates according to the needs of clients.

In the past years, we have successfully developed and managed a variety of IT systems for Chinese and global clients, including the development of asset management system, core insurance system, pension system for well-known international investment bank, large international insurance group, and leading asset management corporation. We also provided development, operation, and maintenance for data analysis and business management systems of China’s national financial information platform, China’s national clearing house, stock exchange, and several large security institutions in China. In addition, we have developed mobile terminal for multiple comprehensive financial service providers and consumer finance platforms both in China and globally.

E-Commerce

By constantly improving our capabilities, we have gradually extended our main service offerings from banking and financial institutions to e-Commerce industry. We have rapidly developed and accumulated certain skills in online platforms, cross-border e-commerce, logistics, and back-end technology such as big data analysis, and intelligent decision-making among others. In the past years, we have successfully provided IT system development delivery for domestic and international clients, including a global online trading project for a top US e-Commerce company. We have also developed the global terminal, payment, and risk control system for a well-known online ticketing website. In addition, CLPS has developed the website and product market data analysis for a leading and international travel e-commerce platform, and the e-Commerce platform for a large investment holding group in China.

Automotive

With the extensive experience of CLPS in the IT services application in the financial and e-commerce industries, and its innovative implementation of cutting-edge technology such as big data, artificial intelligence and robotic process automation (RPA), it has also extended its business to automotive industry.

There is a high demand of intelligent technology application in automobile industry in the recent years. Aside from providing internal management system development for several international automobile enterprises, we also get deeply involved in the development of autonomous driving, automatic control, and other AI-driven technology projects with several major clients. This includes the development of a new-energy vehicle intelligent platform for a large automotive group company in China and a car’s multimedia software for a Chinese automotive information system company. Moreover, we also provide development of internet auto finance platform for several Chinese enterprises.

Consulting Services

Revenues from consulting services are recognized from time-and-expense basis contracts as the related services are rendered assuming all other basic revenue recognition criteria are met. Under time-and-expense basis contracts, the Company is reimbursed for actual hours incurred at pre-agreed negotiated hourly billing rates. Clients may terminate the contracts at any time before the work is completed but are obligated to pay the actual service hours incurred through the termination date at the contract billing rate.

We provide consulting services to our clients in the banking, wealth management, e-commerce, and automotive industries, among others.

Solution Services

Revenues from fixed-price customized solution contracts require the Company to perform services for systems design, planning and integrating based on customers’ specific needs which requires significant production and customization. The required customization work period is generally less than one year. Upon delivery of the services, customer acceptance is generally required. In the same contract, the Company is generally required to provide post-contract customer support (“PCS’) for a period from three months to one year (“PCS period”) after the customized application is delivered. The type of service for PCS clause is generally not specified in the contract or stand-ready service on when-and-if-available basis.

CLPS provides customized solution services to our clients in the banking, wealth management, e-commerce, and automotive industries, among others.

Other Services

CLPS Virtual Banking Platform (CLB)

CLB is a unique and successful training platform for IT talents owned by CLPS. For more than ten years, we have been focusing on recruiting, training, developing and retaining human capital and talents. We have been developing and continuously upgrading our CLB to train specialized financial IT personnel in order to differentiate ourselves from general IT developers. CLB is one of the crucial components of our TCP. It contains a full set of banking application modules covering areas such as core banking, credit cards, and wealth management, incorporated with cutting-edge technologies, such as JAVA, Android & iOS, HTML, blockchain, cloud computing and big data.

Recruitment and Headhunting

As per client’s request, we are capable of providing the most suitable person for a position. The Company maintains more than 100 talent acquisition staff with rich industry background and knowledge. Our recruitment centers are well equipped of advanced technology, such as cloud platforms, big data, and robotic process automation (RPA), to accelerate the talent acquisition process. As a result, CLPS obtains qualified talent, reduce talent acquisition costs, meet the growing demands of talent from its existing and potential clients, and achieve meaningful growth.

Fee-For-Service Training

Under the fee-for-service training, we incur charges for clients based on their training needs. Generally, it includes domain knowledge, technology skills, data security and management compliance training, soft skills for personnel; and English language skills including verbal and business correspondence for all level, especially for those who need to communicate with global customers directly on a daily basis. However, the training content and approach can be customized based on the client’s training needs.

For a more detailed description of our products see our Annual Report for the year ended June 30, 2020.

Competition

The market for IT services is highly competitive and we expect competition to intensify. We believe that the principal competitive factors in our markets are industry expertise, breadth and depth of service offerings, quality of the services offered, reputation and track record, marketing skills and price. Domestically, we face competition from the following major competitors: Shenzhen Forms Syntron Information Co., Ltd., Sunline Tech, Amarsoft and CSII. These competitors are all domestic listed companies and possess a considerable market share in IT services industry. Shenzhen Forms Syntron Information Co., Ltd. is committed to provide professional IT service outsourcing and consulting for large domestic commercial banks. Sunline Tech, Amarsoft and CSII have the similar business model who are engaged in providing IT solutions and services mainly for domestic banks and other financial institutions. While compared with above competitors, as an IT solution and consulting services provider, we’ve been specializing in industry demands analysis and focusing on delivering services to global institutions in banking, insurance and financial sectors, both in China and globally. As one of the earliest companies engaging in Banking IT services in China, we have accumulated rich industrial experience and successful cases during more than 10 years of business development and our market share is gradually increased. With the interest marketization and rise of Internet Finance, banking industry market grows more competitive. Since Core Banking Business is occupying a key position in the overall banking IT services market, we will enhance our core market competence by taking advantage of our current technology; internationally, our competitors include Wipro, TCS Consultancy, and Infosys Limited. To date, we do not typically compete directly with the larger global consulting and outsourcing firms, such as Accenture, Capgemini, Hewlett-Packard and IBM, who are typically engaged in conjunction with large global projects. However, we may compete with these firms if they seek smaller engagements, particularly in conjunction with a strategy to enter the domestic Chinese market. In addition, the trend towards offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological innovation will result in new and different competitors entering our markets. We believe that our delivery capabilities are competitive with companies such as these, and that our domestic China market experience and know-how provides us with a competitive advantage in serving our clients.

Employees

We believe resource management and planning is critically important to supporting our growth, and we are committed to effectively recruiting, training, developing and retaining our human capital. Our total number of employees has grown from 2,085 employees in fiscal 2019 to 2,746 employees as of June 30, 2020. Approximately 66.5% of our personnel are dedicated to serving our foreign financial institution clients. Such personnel maintain up to date financial domain knowledge, technical development and testing skills in Java, .Net, C, C++, testing tools, android or IOS app, blockchain, big data, cloud computing and mainframe COBOL. None of our employees are represented by a labor union or collective bargaining agreements. We consider our employee relations to be good. We believe that attracting and retaining highly experienced associates and sales and marketing personnel is a key to our success. In addition, we believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

THE OFFERING

Issuer:	CLPS Incorporation
Common shares offered by us pursuant to this prospectus supplement:	2,666,666
Common shares to be outstanding immediately after this offering(1):	19,024,095
Use of proceeds:

We intend to use the net proceeds from this offering for global expansion, research and development, talent development, general corporate and working capital purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Concurrent private placement:

In a concurrent private placement, we are selling to the purchasers of common shares in this offering warrants to purchase up to 100% of the number of shares of our common shares purchased by such investors in this offering, or up to 2,666,666 warrants. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be exercisable beginning on March 3, 2021 an exercise price of $6.00 per share and will expire on September 3, 2026 (the date that is five years and six months from the issuance date). At any time after the six month anniversary of the issuance date of the warrants the holder may exercise the warrants in whole or in part on a cashless basis if a registration statement and current prospectus, covering the resale of the common shares issuable upon exercise of the warrants, is not available. The warrants and the common shares issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. See “Private Placement Transaction and Warrants” beginning on page S-14 of this prospectus supplement.

Transfer agent and registrar:	Continental Stock Transfer & Trust
Risk factors:

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our common shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 5 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Nasdaq Market Symbol:	CLPS

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(1)      The number of common shares to be outstanding immediately after this offering is based on 16,357,429 common shares outstanding as of February 28, 2021, and excludes, as of such date 2,666,666 common shares issuable upon exercise of the warrants offered in the simultaneous private placement.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

In December 2019, the 2019 novel coronavirus (COVID-19) surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak then characterized it as a pandemic on March 11, 2020. The outbreak has spread throughout Europe and the Middle East, and there have been many cases of COVID-19 in Canada and the United States, causing companies and various international jurisdictions to impose restrictions, such as quarantines, closures, cancellations and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time. Similarly, we cannot estimate whether or to what extent this outbreak and potential financial impact may extend to countries outside of those currently impacted. At this point, the extent to which the coronavirus may impact our results is uncertain; however, it is possible that our consolidated results in 2021 may be negatively impacted by this event. The impacts of the outbreak are unknown and rapidly evolving.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The audit report included in our annual report and which is incorporated by reference into this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board, and as such, you are deprived of the benefits of such inspection.

Our independent registered public accounting firm that issues the audit report included in our annual report which is incorporated by reference into this prospectus, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Since our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

As part of a continued regulatory focus in the United States on access to audit and other information currently restricted by China’s own law, in June 2019 a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the NYSE of issuers included on the SEC’s list for three consecutive years. In addition, the Holding Foreign Companies Accountable Act (the “HFCA Act”) became law in December 2020. The HFCA Act includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCA Act also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. Enactment of these pieces of legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our shares could be adversely affected. Furthermore, there has been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations should materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States including us.

On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including China, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work and practices of accounting firms in China with respect to their audit work of U.S. reporting companies. Inspections of other accounting firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, investors of our ordinary shares do not derive the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Future sales of our common shares, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common shares in the public market, the trading price of our common shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common shares. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common shares or other equity securities. In addition, the issuance and sale by us of additional shares of our common shares or securities convertible into or exercisable for shares of our common shares, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of common shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You will experience immediate dilution in the book value per share of the common shares you purchase.

Because the price per share of our common shares being offered is substantially higher than the book value per share of our common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Based on an offering price of $6.00 per share, after deducting estimated offering commissions and expenses, the net tangible book value of the common shares per share as of June 30, 2020 would have been $2.16 per share. If you purchase common shares in this offering, you will suffer dilution of $3.84 per share in the net tangible book value of the common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our common shares and trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the market price for our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common shares to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common shares or other securities convertible into or exchangeable for shares of our common shares. We cannot assure you that we will be able to sell shares of our common shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

The market price for our shares may be volatile.

The trading prices of our common shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial decline in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our common shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material adverse effect on the market price of our shares. In addition to the above factors, the price and trading volume of our common shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us, our users, or our industry;

•        regulatory uncertainties with regard to our variable interest entity arrangements;

•        announcements of studies and reports relating to our service offerings or those of our competitors;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•        additions to or departures of our senior management;

•        detrimental negative publicity about us, our management or our industry;

•        fluctuations of exchange rates between the RMB and the U.S. dollar;

•        release or expiry of lock-up or other transfer restrictions on our outstanding common shares; and

•        sales or perceived potential sales of additional common shares.

We have not paid and do not intend to pay dividends on our common shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our common shares since inception, and do not intend to pay any dividends on our common shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your common shares after price appreciation, which may never occur, in order to realize a return on your investment.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The exercise price of the warrants may exceed the market price of our common shares.

Each warrant has an exercise price of $6.00 per share of our common shares. If the market price of our common shares does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

The warrants may be dilutive to holders of our common shares.

The ownership interest of the existing holders of our common shares will be diluted to the extent the warrants are exercised. The shares of our common shares underlying the warrants represented approximately 12.3% of our common shares outstanding as of February 28, 2021 (assuming that the total common shares outstanding includes the 2,666,666 offered pursuant to this prospectus supplement and the 2,666,666 common shares issuable upon exercise of the warrants).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $14.7 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for global expansion, research and development, talent development, general corporate and working capital purposes; provided, however, that none of such proceeds will be used, directly or indirectly: (i) for the satisfaction of any of our debt (other than the payment of trade payables in our ordinary course of business and consistent with prior practices), (ii) for the redemption of any of our securities; (iii) with respect to any litigation involving us (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto); or (iv) funding potential acquisitions.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

We will not receive any proceeds from the sale of common shares issuable upon exercise of the warrants that we are offering in the current private placement unless and until such warrants are exercised. If the warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $16 million.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the issuance and sale of 2,666,666 common shares at the offering price of $6.00 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of June 30, 2020
	Actual	As Adjusted
Long-term bank loans	$22,554	$22,554
Shareholders’Equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized, 15,930,330 shares issued and outstanding, and 18,596,996 shares outstanding, as adjusted, respectively	$1,593	$1,860
Additional paid-in capital*	28,586,048	43,325,742
Statutory reserves	2,803,811	2,803,811
Accumulated deficits	(2,680,143)	(2,680,143)
Accumulated other comprehensive loss	(1,362,665)	(1,362,665)
Total CLPS Incorporation’s Shareholders’ Equity	$27,348,644	$42,088,605
Non-controlling Interests	$1,268,716	$1,268,716
Total Shareholders’ Equity	$28,617,360	$43,357,321
Total Capitalization	$28,639,914	$43,379,875

____________

*        Does not include any potential proceeds from the exercise of warrants issued in the simultaneous private placement at an exercise price of $6.00.

The number of issued and outstanding shares as of June 30, 2020 in the table above excludes, as of such date, 2,666,666 common shares issuable upon exercise of the warrants offered in the simultaneous private placement.

DILUTION

If you invest in our common shares and warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of common shares you will pay in this offering and the as adjusted net tangible book value per share of our common shares after giving effect to this offering. Our historical net tangible book value as of June 30, 2020 was $25,354,081, or $1.59 per share of common shares. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common shares outstanding on June 30, 2020.

Offering price per share		$6.00
Net tangible book value per share as of June 30, 2020	$1.59
Increase attributable to new investors	$0.57
As adjusted net tangible book value per share after this offering		$2.16
Dilution per share to new investors		$3.84

After giving effect to the assumed sale of our common shares in the aggregate amount of $15,999,996 in this offering at an assumed offering price of $6.00 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2020 would have been approximately $40,094,042, or $2.16 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.57 to existing stockholders and immediate decrease (dilution) of $3.84 per share in as adjusted net tangible book value per share to new investors participating in this offering. The table above illustrates this per share dilution to investors participating in this offering:

The above discussion and table are based on 15,930,330 shares of our common shares outstanding as of June 30, 2020 and excludes 2,666,666 shares underlying the warrants issuable in the offering.

To the extent that any options are exercised, new options are issued under our 2017 Equity Incentive Plan, 2019 Equity Incentive Plan and 2020 Equity Incentive Plan or we otherwise issue additional common shares in the future at a price less than the offering price, there may be further dilution to new investors purchasing common shares in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 2,666,666 shares of our common shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our common shares are described under the caption “Description of Common Shares” beginning on page 9 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION OF WARRANTS

Concurrently with the sale of common shares in this offering, we also expect to issue and sell to the investors in this offering warrants to purchase up to an aggregate of 2,666,666 common shares at an initial exercise price equal to $6.00 per share (the “Warrants”). The exercise price of the Warrants is subject to certain adjustments in the event of (1) payment of a dividend or other distribution on any class of capital stock that is payable in common shares; (2) subdivisions of outstanding common shares into a larger number of shares; or (3) combinations of outstanding common shares into a smaller number of shares.

Each Warrant shall be exercisable beginning on March 3, 2021 and has a term of exercise equal to five years and six months from the date of issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common shares outstanding immediately after giving effect to such exercise. At any time after the six-month anniversary of the closing date, or September 3, 2021, if a registration statement and current prospectus covering the resale of the common shares issuable upon exercise of the Warrants is not available, the holder may exercise the Warrants in whole or in part on a cashless basis.

If, at any time while the Warrants are outstanding: (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding common shares tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our common shares or compulsory share exchange pursuant to which outstanding shares of common shares are converted or exchanged for other securities, cash or property; or (5) any transaction is consummated whereby any person or entity acquires more than 50% of our outstanding common shares (each, a “Fundamental Transaction”), then upon any subsequent exercise of a Warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the Warrant.

If, at any time while the Warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our common shares, by way of return of capital or otherwise, then each holder of a Warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of common shares acquirable upon complete exercise of the Warrant immediately prior to the record date for such distribution. To the extent that Warrant has not been partially or completely exercised at the time of such distribution, such portion of the distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised the Warrant. The Warrant does not otherwise entitle the holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise thereof as set forth in the Warrant agreement.

If at any time while the Warrants are outstanding we grant, issue or sell any securities convertible, exercisable or exchangeable for common shares or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common shares (“Purchase Rights”), then each holder of a Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of common shares acquirable upon complete exercise of the Warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common shares are to be determined for the grant, issue or sale of such Purchase Rights. To the extent that the Warrant has not been partially or completely exercised at the time of such grant, issuance or sale of the Purchase Rights, such Purchase Rights shall be held in abeyance for the benefit of the Holder until the Holder has exercised the Warrant; provided, however, that to the extent such Purchase Rights expire for the stockholders of the Company if not exercised, the Purchase Rights will also expire for the Warrant holder as of such date.

The Warrants and the common shares issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying common shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

We have agreed, on or prior to April 2, 2021, to file a registration statement on Form F-3, or such other form as may then be available to us, providing for the resale by the purchasers of the common shares issuable upon the exercise of the Warrants.

PLAN OF DISTRIBUTION

Pursuant to a placement agent engagement letter, dated February 23, 2021, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with (i) this offering of our common shares pursuant to this prospectus supplement and the accompanying prospectus, and (ii) the concurrent private placement of the Warrants. The Placement Agent is not purchasing or selling the common shares offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of common shares, but has agreed to use its best efforts to arrange for the sale of all of the common shares offered hereby pursuant to this prospectus supplement and the accompanying prospectus. Under the terms of the placement agent engagement letter, the placement agent has agreed to be our exclusive placement agent, on a commercially reasonable best efforts basis, in connection with the issuance and sale by us of our common shares in this takedown from our shelf registration statement and the private placement of the Warrants. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent engagement letter does not give rise to any commitment by the placement agent to purchase any of our common shares or the Warrants, and the placement agent will have no authority to bind us by virtue of the placement agent engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We entered into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

We expect to deliver the common shares being offered pursuant to this prospectus supplement, as well as the Warrants offered in the concurrent private placement, on or about March 3,2020, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $45,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $100,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the common shares offered hereby:

	Per Share	Total
Offering Price	$6.00	$15,999,996
Placement Agent’s Fees(1)	$0.42	1,120,000
Proceeds, before expenses, to us	$5.58	14,879,996

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $14.7 million.

We have agreed in the securities purchase agreements that we will not issue any common shares (or common share equivalents) for a period of 60 days after the date of execution of the securities purchase agreement. In connection with this offering, each of our executive officers and directors holding more than 5% of our issued and outstanding securities have agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for shares of our common stock, for sixty (60) days from the closing of this offering without the prior written consent of the Placement Agent.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the placement agent a right of first refusal for a period of six (6) months from the date of the closing to act as a lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 50% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings of the Company.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ll) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the common shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock & Trust: 1 State Street 30th Floor New York, NY 10004-1561. Our transfer agent’s phone number is 212-845-3256.

Listing

Our common shares are quoted on the Nasdaq Stock Market under the trading symbol “CLPS”.

EXPENSES

The following are the estimated offering expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us

Commission Registration Fee	$1,939	*
FINRA Fees	$2,600	*
Legal Fees and Expenses	$64,000
Accountants’ Fees and Expenses	20,500
Miscellaneous Costs	$5,996
Total	$95,035

____________

*        All amounts are estimated, except the Registration Fee of $1,939 covering the securities being offered by the Company under the registration statement on Form F-3 (File No. 333-231812) filed with the Commission with an effective date of June 20, 2019, of which this prospectus supplement forms a part, and the Financial Industry Regulatory Authority filing fee of $2,600, each of which was previously paid. We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS

Certain legal matters in connection with the sale of the common shares offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York. Hunter Taubman Fischer & Li LLC, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of CLPS Incorporation appearing in CLPS Incorporation’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020 have been audited by Ernst & Young Hua Ming LLP., independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

The documents we incorporate by reference are:

•        our Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on October 22, 2020;

•        a report on Form 6-K furnished on March 1, 2021;

•        a report on Form 6-K furnished on February 25, 2021;

•        a report on Form 6-K furnished on December 28, 2020;

•        a report on Form 6-K furnished on December 17, 2020; and

•        the description of our common shares set forth in our Registration Statement on Form 8-A filed with the SEC on May 22, 2018 (File No. 000-38505), including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares.

You may obtain a copy of these filings, without charge, by writing or calling us at:

CLPS Incorporation
Rhon Galicha
Investor Relations Office
Phone: +86-182-2192-5378
Email: ir@clpsglobal.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the common shares offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common shares and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

PROSPECTUS

US$40,000,000

Common Shares
Preferred Shares
Warrants
Debt Securities
Rights
Depositary Shares
Units

CLPS Incorporation may offer and sell from time to time up to an aggregate of US$40,000,000 of common shares (issued separately or upon exercise of warrants), preferred shares, warrants, debt securities, rights, depositary shares and units of the Company’s securities. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding shares are listed for trading on the NASDAQ Stock Market, or NASDAQ, under the symbol “CLPS”. On May 24, 2019, the closing price of our shares on the NASDAQ Stock Market was US$6.2 per share. There is currently no established trading market through which the securities, other than the shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates, or public float, is less than US$75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of our public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately US$22.96 million as of May 24, 2019. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 5 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is June 14, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$40,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the documents incorporated by reference into this prospectus contain company names, product names, trade names, trademarks and service marks of CLPS and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

In this prospectus, unless the context otherwise requires, references to “CLPS,” the “company,” “we,” “us” or “our” refer to CLPS Incorporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

Our principal executive office is located at the 2nd Floor, Building 18, Shanghai Pudong Software Park, 498 Guoshoujing Road, Pudong, Shanghai 201203, PRC. Our telephone number is (+86)21-31268010. Our website is as follows www.clpsglobal.com. The information on our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•        our Annual Report on Form 20-F for the fiscal year ended June 30, 2018;

•        the description of our shares set forth in our registration statement on Form F-1 (File No. 333-223956) filed with the SEC on March 27, 2018 and declared effective on May 23, 2018, and our Form 8-A filed with the SEC on May 22, 2018, including any amendment or report filed for the purpose of updating that description; and

•        our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 28, 2018, January 7, February 20, March 6, March 26 and April 22, 2019, respectively.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, 2nd Floor, Building 18, Shanghai Pudong Software Park, 498 Guoshoujing Road, Pudong, Shanghai 201203, PRC.

SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

We are a global information technology (“IT”), consulting and solutions service provider focused on delivering services to global institutions in banking, insurance and financial sectors, both in China and globally. For more than ten years, we have served as an IT solutions provider to a growing network of clients in the global financial industry, including large financial institutions in the US, Europe, Australia and Hong Kong and their PRC-based IT centers.

CLPS Incorporation was incorporated under the laws of the Cayman Islands on May 11, 2017. Since our inception, we have aimed to build one of the largest sales and service delivery platforms for IT services and solutions in China. The nature of the Company’s services is such that it provides a majority of services to its banking and credit card clients in order to build new or modify existing clients’ own proprietary systems. We maintain ten delivery and or research & development centers to serve different customers in various geographic locations. Seven centers are located in China including cities of Shanghai, Beijing, Dalian, Tianjin, Chengdu, Guangzhou and Shenzhen. The remaining three centers are located in Hong Kong, Singapore and Australia. By combining onsite (when we send our team to our client) or onshore (when we send our team to client’s overseas location) support and consulting with scalable and high-efficiency offsite (when we send our team to a location other than client’s location) or offshore (when we send our team to a location that is other than a client’s location overseas) services and processing, we are able to meet client demands in a cost-effective manner while retaining significant operational flexibility. By serving both Chinese and global clients on a common platform, we are able to leverage the shared resources, management, industry expertise and technological know-how to attract new business and remain cost competitive.

Corporate Information

Our principal executive office is located at the 2nd Floor, Building 18, Shanghai Pudong Software Park, 498 Guoshoujing Road, Pudong, Shanghai 201203, PRC. Our telephone number is (+86)21-31268010. Our website is as follows www.clpsglobal.com. The information on our website is not part of this filing.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. An investment in our securities should only be undertaken by those persons who can afford the total loss of their investment. In addition to the risk factors below, you should carefully consider the risks and uncertainties described under “Item 3D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 and under “Risk Factors” in our registration statement on Form F-1 (File No. 333-223956) filed with the SEC on March 27, 2018 and declared effective on May 23, 2018, which sections are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected and you could lose all or a part of the value of your investment.

Changes in general economic conditions, geopolitical conditions, U.S.-China trade relations and other factors beyond the Company’s control may adversely impact our business and operating results.

The Company’s operations and performance depend significantly on global and regional economic and geopolitical conditions. Changes in U.S.-China trade policies, and a number of other economic and geopolitical factors both in China and abroad could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows. Such factors may include, without limitation:

•        instability in political or economic conditions, including but not limited to inflation, recession, foreign currency exchange restrictions and devaluations, restrictive governmental controls on the movement and repatriation of earnings and capital, and actual or anticipated military or political conflicts, particularly in emerging markets;

•        intergovernmental conflicts or actions, including but not limited to armed conflict, trade wars, retaliatory tariffs, and acts of terrorism or war; and

•        interruptions to the Company’s business with its largest customers, distributors and suppliers resulting from but not limited to, strikes, financial instabilities, computer malfunctions or cybersecurity incidents, inventory excesses, natural disasters or other disasters such as fires, floods, earthquakes, hurricanes or explosions.

Any of the foregoing or similar factors could result in reduced demand for our services which, in turn, could have material adverse effects on our business and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

EXCHANGE RATE INFORMATION

Our business is conducted in China and majority of our revenues is denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. On May 17, 2019, the buying rate announced by the Federal Reserve Statistical Release was RMB 6.9182 to $1.00.

	Spot Exchange Rate
	Period Ended	Average(1)	Low	High
Period	(RMB per US$1.00)
2016	6.9430	6.6400	6.4480	6.9580
2017	6.5063	6.7569	6.4773	6.9575
2018	6.8755	6.6090	6.2649	6.9737
2019
January	6.6958	6.7863	6.6958	6.8708
February	6.6912	6.7367	6.6822	6.7907
March	6.7112	6.7119	6.6916	6.7381
April	6.7347	6.7161	6.6870	6.7418

Source: https://www.federalreserve.gov/releases/h10/hist/default.htm.

____________

(1)      Annual averages, lows, and highs are calculated from month-end rates. Monthly averages, lows, and highs are calculated using the average of the daily rates during the relevant period.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

PRICE RANGE OF COMMON SHARES AND TRADING MARKETS

Since May 24, 2018, our shares have been listed on the NASDAQ under the ticker symbol CLPS. The following tables set forth, for the periods indicated, the high and low market prices of our shares as reported on the NASDAQ.

	NASDAQ
Fiscal year ended	High US$	Low US$
June 30, 2018	17.35	4.7
	NASDAQ
Period	High US$	Low US$
1st Quarter ended September 30, 2018	15.98	10.13
2nd Quarter ended December 31, 2018	11	2.12
3rd Quarter ended March 31, 2019	17.99	2.18

The holders of common shares are entitled to vote at all meetings of our shareholders. The holders of common shares are entitled to receive dividends as and when declared by the board, if any.

DESCRIPTION OF COMMON SHARES

Overview

We are a Cayman Islands company and our affairs are governed by our Memorandum and Articles of Association and Companies Law of the Cayman Islands, which we refer to as the Companies Law below. As of the date hereof, our authorized share capital consists of 100,000,000 common shares with a par value of US$0.0001 per share. As of May 24, 2019, there were 13,913,201 shares issued and outstanding. The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our shares.

Common Shares

General.    All of our outstanding common shares are fully paid and non-assessable. Certificates representing the common shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their common shares in accordance with the Memorandum and Articles of Association.

Dividends.    The holders of our common shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights.    In respect of all matters subject to a shareholders’ vote, each common share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 40% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case an advance notice of at least 120 clear days is required for the convening of our annual general meeting and other general meetings by requisition of the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the common shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the common shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Common Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any common share irrespective of whether the shares is fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any common shares. The registration of transfers may, after compliance with any notice required of the stock exchange on which our shares are listed, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any year as our board of directors may determine.

Calls on Common Shares and Forfeiture of Common Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Common Shares.    The Companies Law and our memorandum of association permit us to purchase our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Law have been satisfied, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records.    Holders of our common shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    Our memorandum of association authorizes our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•        the designation of the series to be issued;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of common shares.

Anti-Takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Articles of Association — Exclusive Forum Provision

Our Articles of Association provides that the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Companies Law, the Memorandum of Association of the Company or the Articles of Association of the Company, and (iv) any action asserting a claim against the Company in respect of shareholders’ rights as shareholders or distributions of dividends. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court, including a Cayman Islands court, could find these provisions of our Articles of Association to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Law subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 40% of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Law but our articles of association do not provide for cumulative voting.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. The Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF PREFERRED SHARES

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

•        the number of shares constituting that series;

•        dividend rights and rates;

•        voting rights;

•        conversion terms;

•        rights and terms of redemption (including sinking fund provisions); and

•        rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•        the title and stated value of the preferred stock;

•        the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•        the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•        whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•        the procedures for any auction and remarketing, if any, for the preferred stock;

•        the provisions for a sinking fund, if any, for the preferred stock;

•        the provision for redemption, if applicable, of the preferred stock;

•        any listing of the preferred stock on any securities exchange;

•        the terms and conditions, if applicable, upon which the preferred stock will be convertible into common shares, including the conversion price (or manner of calculation) and conversion period;

•        voting rights, if any, of the preferred stock;

•        a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•        any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•        any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

•        the designation and aggregate number of warrants;

•        the price at which the warrants will be offered;

•        the currency or currencies in which the warrants will be offered;

•        the designation and terms of our common shares purchasable upon exercise of the warrants;

•        the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•        the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

•        the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•        the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•        if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•        material United States and Canadian tax consequences of owning the warrants; and

•        any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•        the offering price;

•        the title;

•        any limit on the aggregate principal amount;

•        the person who shall be entitled to receive interest, if other than the record holder on the record date;

•        the date the principal will be payable;

•        the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•        the place where payments may be made;

•        any mandatory or optional redemption provisions;

•        if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•        if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•        the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•        any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•        any conversion or exchange provisions;

•        any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•        whether the debt securities will be issuable in the form of a global security;

•        any subordination provisions, if different from those described below under “Subordination”;

•        any deletions of, or changes or additions to, the events of default or covenants; and

•        any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•        register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•        be registered in the name of a depositary that we will identify in a prospectus supplement;

•        be deposited with the depositary or nominee or custodian; and

•        bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•        the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•        an event of default is continuing; or

•        the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•        will not be entitled to have the debt securities registered in their names;

•        will not be entitled to physical delivery of certificated debt securities; and

•        will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•        the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•        the successor assumes our obligations on the debt securities and under the indenture;

•        immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•        certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)    failure to pay principal of or any premium on any debt security of that series when due;

(2)    failure to pay any interest on any debt security of that series for 30 days when due;

(3)    failure to deposit any sinking fund payment when due;

(4)    failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)    our bankruptcy, insolvency or reorganization; and

(6)    any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)    the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)    the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)    the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•        change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•        change the stated maturity of any debt security;

•        reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal of an original issue discount security on acceleration of maturity;

•        reduce the rate of interest or extend the time for payment of interest on any debt security;

•        make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•        impair the right to enforce any payment after the stated maturity or redemption date;

•        waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•        waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•        to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•        to provide for uncertificated securities in addition to or in place of certificated securities;

•        to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•        to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•        to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

•        to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•        to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•        to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•        a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•        a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)    all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)    all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)    all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)    all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)    all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)    all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)    any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)    any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•        indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•        our indebtedness to any of our majority-owned subsidiaries; and

•        subordinated debt securities.

DESCRIPTION OF THE RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase common shares or preferred shares, to purchase warrants exercisable for common shares, preferred shares, depositary shares, debt securities or units, to purchase debt securities, to purchase depositary shares or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

•        record date;

•        subscription price;

•        subscription agent;

•        aggregate number of common shares, preferred shares, warrants, depositary shares or units, or principal amount of debt securities, purchasable upon exercise of such stockholder rights;

•        in the case of stockholder rights for preferred shares, preferred share warrants, depositary shares or depositary share warrants, the designation, aggregate number, and terms of the class or series of preferred shares purchasable upon exercise of such stockholder rights or warrants;

•        in the case of stockholder rights for debt securities or debt security warrants, the principal amount of debt securities purchasable upon exercise of such stockholder rights or warrants and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•        the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•        federal income tax considerations; and

•        other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company, except to the extent described in the related prospectus supplement. In addition, holders of stockholder rights to purchase debt security warrants will not be entitled by virtue of being such holders, to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, except to the extent described in the related prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred shares of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred shares) of a share of a particular series of preferred shares as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Shares

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock. The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any share or warrant included in each unit, respectively. We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain United States federal income tax consequences of the acquisition, ownership and disposition of securities offered by this prospectus by an initial investor who is subject to United States federal income taxation. The applicable prospectus supplement may also describe certain Canadian federal income tax consequences to investors described therein of acquiring securities offered by the prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We incorporated in the Cayman Islands in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (1) the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A substantial number of our officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and Hansen & Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Hansen & Partners has advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

EXPERTS

Financial statements as of June 30, 2018 and 2017, respectively, and for the years then ended appearing in this prospectus, have been included herein and in the registration statement in reliance upon the report of Friedman LLP, an independent registered public accounting firm appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Schiff Hardin LLP. The validity of the shares and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters relating to the offering as to Chinese law will be passed upon for us by Hansen & Partners of People’s Republic of China. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

2,666,666 Common Shares

CLPS INCORPORATION

Prospectus Supplement

Maxim Group LLC

February 28, 2021